EXHIBIT 99.03

                        [GOLDMAN, SACHS & CO. LETTERHEAD]

                                OFFER TO EXCHANGE

NOT MORE THAN _____ NOR LESS THAN _____ OF A SHARE OF CLASS A COMMON STOCK OF
   ABERCROMBIE & FITCH CO. FOR EACH SHARE OF COMMON STOCK OF THE LIMITED, INC.

     THE EXCHANGE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON ___, 1998, UNLESS THE EXCHANGE OFFER IS EXTENDED.

                                                     _________, 1998

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     We refer to the enclosed Offering Circular-Prospectus dated _______, 1998 (the "Offering Circular-Prospectus"), of The Limited, Inc. ("The Limited"), and the related Letter of Transmittal (the "Letter of Transmittal"), which together constitute The Limited's offer (the "Exchange Offer") to exchange up to 43,600,000 shares of Class A common stock, par value $.01 per share ("A&F Common Stock"), of Abercrombie & Fitch Co. ("A&F"), for shares of common stock, par value $.50 per share (the "Limited Common Stock"), of The Limited that are validly tendered by the Expiration Date and not withdrawn or deemed withdrawn, at an Exchange Ratio not greater than ___ nor less than ____ of a share of A&F Common Stock for each share of Limited Common Stock tendered, upon the terms and subject to the conditions set forth in the Offering Circular-Prospectus and in the related Letter of Transmittal. See "Summary", "The Transactions" and "The Exchange Offer" in the Offering Circular-Prospectus. Capitalized terms used herein have the same meanings as in the Offering Circular-Prospectus.

     We have been appointed by The Limited to act as the Dealer Managers in connection with the Exchange Offer. Your attention is directed to the Offering Circular-Prospectus, which should be read by you in its entirety.

     The Exchange Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on __________, 1998 (the "Expiration Date"), unless extended in accordance with applicable law and the terms of the Exchange Offer, in which event the term "Expiration Date" shall mean the latest time and date to which the Exchange Offer, as extended, shall expire. The maximum number of shares of Limited Common Stock which will be accepted for exchange will be that number of shares which, when multiplied by the Final Exchange Ratio, equals 43,600,000 shares of A&F Common Stock. If more than such maximum number of shares of Limited Common Stock are tendered at Exchange Ratios at or below the Final Exchange Ratio, the Exchange Offer will be oversubscribed, and shares of Limited Common Stock tendered at or below the Final Exchange Ratio will be subject to proration in accordance with the terms set forth in the Offering Circular-Prospectus under "The Exchange Offer-Terms of the Exchange Offer".

     The Limited will pay to a Soliciting Dealer (as defined below) a solicitation fee of $1.00 per share, up to a maximum of 1,000 shares, for each share of Limited Common Stock tendered and accepted for exchange pursuant to the Exchange Offer if such Soliciting Dealer has affirmatively solicited and obtained such tender, except that no solicitation fee shall be payable (i) in connection with a tender of Limited Common Stock by a stockholder (A) tendering more than 10,000 shares of Limited Common Stock or (B) tendering from a country outside of the United States; or (ii) to the Dealer Managers. "Soliciting Dealer" includes (i) any broker or dealer in securities which is a member of any national securities exchange in the United States or of the National Association of Securities Dealers, Inc. or (ii) any bank or trust company located in the United States. In order for a Soliciting Dealer to receive a solicitation fee with respect to the tender of shares of Limited Common Stock, the Exchange Agent must have received a properly completed and duly executed Letter of Transmittal (including a completed box entitled "Notice of Solicited Tenders" (Box #9)).

     No solicitation fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a tendering holder (other than itself). Soliciting Dealers are not entitled to a solicitation fee with respect to shares of Limited Common Stock beneficially owned by such Soliciting Dealer or with respect to any shares that are registered in the name of a Soliciting Dealer unless the shares are held by such Soliciting Dealer as nominee and are tendered for the benefit of beneficial holders identified in the Letter of Transmittal. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of The Limited, A&F, the Exchange Agent, the Dealer Managers or the Information Agent for purposes of the Exchange Offer.

     The acceptance of compensation by a Soliciting Dealer will constitute a representation by such Soliciting Dealer that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Offering Circular-Prospectus and the related Letter of Transmittal and (iii) in soliciting tenders of shares of Limited Common Stock, it has used no soliciting materials other than those furnished by The Limited.

     For your information and for forwarding to your clients for whom you hold shares of Limited Common Stock registered in your name or in the name of your nominee or who hold shares of Limited Common Stock registered in their own names, we are enclosing the following documents:

        1.  The Offering Circular-Prospectus;

     2. The Letter of Transmittal, including the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, for your use and for the information of your clients;

     3. A letter that may be sent to your clients for whose account you hold shares of Limited Common Stock registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

     4. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the certificates for shares of Limited Common Stock are not immediately available, the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach First Chicago Trust Company of New York, the Exchange Agent, prior to the Expiration Date; and

        5. A return envelope addressed to the Exchange Agent.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE EXCHANGE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON ___________, 1998, UNLESS EXTENDED BY THE LIMITED AS PROVIDED IN THE OFFERING CIRCULAR-PROSPECTUS. Except as otherwise provided in the Offering Circular-Prospectus and the related Letter of Transmittal, tenders are irrevocable.

     The Limited will not pay any fees or commissions to any broker or dealer or any other person (other than the Dealer Managers, the Soliciting Dealers, the Information Agent and the Exchange Agent as described in "The Exchange Offer--Fees and Expenses" in the Offering Circular-Prospectus) for soliciting tenders of shares of Limited Common Stock pursuant to the Exchange Offer. The Limited will, however, upon request, reimburse you for reasonable and necessary costs and expenses incurred by you in forwarding any of the enclosed materials to your customers. The Limited will pay all stock transfer taxes, if any, payable on the transfer to it of shares of Limited Common Stock and the transfer to tendering stockholders of shares of A&F Common Stock pursuant to the Exchange Offer, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

     To participate in the Exchange Offer, certificate(s) for shares of Limited Common Stock or a confirmation of any book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility of shares of Limited Common Stock tendered electronically, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any required signature guarantees, or an Agent's Message in connection with a book-entry transfer of shares, and any other documents required by the Letter of Transmittal must be received by the Exchange Agent as indicated in the Letter of Transmittal and the Offering Circular-Prospectus prior to the Expiration Date.

     Holders whose stock certificate(s) representing shares of Limited Common Stock are not immediately available or who cannot complete the procedure for delivery by book-entry transfer on a timely basis or who cannot deliver their certificate(s) and all other required documents to the Exchange Agent prior to the Expiration Date may tender their shares of Limited Common Stock pursuant to the guaranteed delivery procedure set forth in the Offering Circular- Prospectus under "The Exchange Offer--Guaranteed Delivery Procedure".

     Any inquiries you may have with respect to the Exchange Offer should be addressed to the Dealer Managers or the Information Agent at their respective addresses and telephone numbers set forth on the back cover of the Offering Circular-Prospectus. Additional copies of the enclosed material may also be obtained from the undersigned, telephone (800) 323-5678 (call toll-free), or the Information Agent, D.F. King & Co., Inc., telephone (212) 269-5550 (collect) or
(800) 549-6864 (toll-free).

                                                     Very truly yours,

                                                     GOLDMAN, SACHS & CO.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE LIMITED, A&F, THE EXCHANGE AGENT, THE INFORMATION AGENT, THE DEALER MANAGERS, THE SOLICITING DEALERS, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.